                                                                    EXHIBIT (23)

                        LETTERHEAD OF COOPERS & LYBRAND

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of USL Capital Corporation on Form S-3 (File No. 33-56196) of our report dated January 28, 1994, on our audits of the consolidated financial statements and financial statement schedules of USL Capital Corporation as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991, which report is included in this Annual Report on Form 10-K.

                                            /s/  Coopers & Lybrand

San Francisco, California
March 28, 1994

                                       46